Exhibit 99.4

AMENDMENT NO. 1 TO

PROMISORY NOTE

This Amendment No. 1 (this “Amendment”) to that certain Promissory Note, dated September 30, 2014 (the “Note”) is entered into this 23rd day of October 2014, by and between Nicholas Canillas (“Borrower”) and Licont Corp. (“Lender” and together with Borrower, the “Parties”).

RECITALS

WHEREAS, the Parties previously entered into the Note, pursuant to which Borrower borrowed $40,000 from Lender for the purchase of Borrower common stock from a third party;

WHEREAS, the Parties wish to amend the Note to correct the shares number purchased from 1,500,000 to 1,400,000;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Note, except as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1.            Amendment to Agreement.

The defined term “Stock” in the Note shall be amended from 1,500,000 to 1,400,000 shares of Licont common stock.

Section 2.            Capitalized Terms.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Note.

Section 3.            Governing Law.

The terms of this Amendment shall be governed by the law and in the manner provided for in the Note. All other terms and conditions set forth in the Note, not otherwise modified by this Amendment, shall control over the interpretation of this Amendment.

Section 4.            Complete Agreement.

This Amendment and referenced Note constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof. There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Note. No variation or modification of this Amendment or the above referenced Note or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

Section 5.            Counterparts.

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment. The Parties may execute more than one copy of this Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Nicholas Canillas	Licont Corp.

/s/ Nicholas Canillas	By:	/s/ Trevor Robertson

	Name:	Trevor Robertson
(Print)

	Title:	President